Exhibit 10.11

EIGHTH AMENDMENT TO OFFICE LEASE

This EIGHTH AMENDMENT TO OFFICE LEASE ("Eighth Amendment") is made as of __ day of September, 2021 (the “Eighth Amendment Effective Date”), by and between T-C 888 BRANNAN OWNER LLC, a Delaware limited liability company ("Landlord"), and AIRBNB, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord (as successor-in-interest to 888 Brannan LP) is the landlord and Tenant is the tenant under that certain Office Lease dated April 26, 2012 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated as of December 10, 2013 (“First Amendment”), Second Amendment to Office Lease dated May 29, 2014 (“Second Amendment”), Letter Agreements dated April 26, 2012, November 7, 2012 and October 16, 2014, Third Amendment to Office Lease dated February 24, 2015 (“Third Amendment”), Fourth Amendment to Lease dated May 13, 2015 (“Fourth Amendment”), Fifth Lease Amendment executed by Tenant on June 14, 2017 (“Fifth Amendment”); Sixth Amendment to Office Lease dated September 26, 2019 (“Sixth Amendment”); and that certain Seventh Amendment to Office Lease dated October 8, 2020 (“Seventh Amendment”) for premises in the Building known as 850 Brannan and 888 Brannan, consisting of (i) 31,099 RSF on the 2nd floor of the Building, (ii) 24,100 RSF (including mezzanine space) on the ground floor of the Building, (iii) 97,507 RSF on the 3rd floor of the Building, (iv) 59,098 RSF on the 4th floor of the Building, (v) 12,933 RSF on the 5th floor of the Building,
(vi) 25,941 RSF on the 2nd floor of the Building and known as Suite 200, (vii) 2,309 RSF of common area corridor space located on the 2nd floor of the Building, and (viii) approximately 36,490 RSF on the 1st floor of the Building (collectively, the “Premises”). As used herein the term “Amended Lease” shall mean the Initial Lease amended as described above and the term “Lease” shall mean the Amended Lease as further amended by this Eighth Amendment.

B.The parties desire to amend the Amended Lease to extend the Storage Term and make certain other modifications all as more fully set forth below.

C.Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Amended Lease.

AGREEMENT

In furtherance of the Recitals set forth above, which are incorporated herein by reference, and in consideration of the mutual promises and covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties acknowledge and agree to the following:

1.Storage Term. The Storage Term (defined in Section 1 of the Seventh Amendment) is hereby extended by twelve (12) months (“Extended Storage Term”) commencing on November 1, 2021 and ending on October 31, 2022. During the Extended Storage Term, Tenant’s Storage use shall continue to be governed by the terms of the Seventh Amendment.

2.Base Rent. Tenant shall continue to pay Base Rent for the First Floor Expansion Premises as provided in Section 2(a) of the Sixth Amendment, provided, however, Base Rent for the First Floor Expansion Premises shall be subject to a Rent Escalation as provided in Section 7(b) of the Sixth

Amendment until such time as Tenant obtains all necessary Operations Permits and commences regular operations within the First Floor Expansion Premises.

3.Operating Expenses and Property Taxes. Tenant shall continue to pay Tenant’s Percentage Share of Operating Expenses and Property Taxes for the First Floor Expansion Premises as provided in the Amended Lease.

4.Certified Access Specialist. This Section 4 is intended to comply with the terms of California Civil Code Section 1938 which requires a commercial property owner or lessor to state the following on every lease or rental agreement executed on or after January 1, 2017:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CAS inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that the Premises has not undergone an inspection by a CASp. In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

5.OFAC Compliance.

(a)Certification. Tenant certifies, represents, warrants and covenants that:

(i)It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii)It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(b)Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Parties from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

6.Disability Access Obligations Notice and Access Information Notice. Landlord and Tenant acknowledge and agree that, prior to the mutual execution and delivery of this Eighth Amendment, Landlord and Tenant have executed a Disability Access Obligations Notice pursuant to San Francisco Administrative Code Chapter 38 in the form attached hereto as Exhibit A. In addition, Tenant acknowledges receipt from Landlord of an Access Information Notice in Tenant's requested language in the form attached hereto as Exhibit B, and Tenant hereby confirms that Tenant's requested language is English. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code and Chapter 38 of the San Francisco Administrative Code.

7.Landlord Legal Fees. Tenant agrees to reimburse Landlord for Landlord’s reasonable attorney fees incurred in the preparation and negotiation of this Seventh Amendment, up to a maximum of
$2,500.00. Tenant shall pay such amounts to Landlord within thirty (30) days of Landlord’s written request.

8.Brokers. Tenant warrants to Landlord that Tenant has not dealt with any broker or agent in connection with the negotiation or execution of this Eighth Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Landlord.

9.Entire Agreement. This Eighth Amendment and the Amended Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter of this Eighth Amendment.

10.Full Force and Effect. Except as specifically set forth herein, the Amended Lease is and remains in full force and effect and binding on the parties. Tenant confirms that Landlord is not now and has not in the past been in default under the Lease, and Tenant has no claim against Landlord for damages or offset of any type.

11.Authority. Each party acknowledges that it has all necessary right, title and authority to enter into and perform its obligations under this Eighth Amendment, that this Eighth Amendment is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Eighth Amendment on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

12.Counterparts. This Eighth Amendment may be executed in one or more facsimile or pdf counterparts, each of which shall be deemed the original, but which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, the parties have executed this Eighth Amendment as of the Eighth Amendment Effective Date.

LANDLORD:

T-C 888 Brannan Owner LLC,
a Delaware limited liability company

By: /s/ Mark Meehan
Name: Mark Meehan
Title: Authorized Signatory
Date: 09/28/2021

TENANT:

AIRBNB, INC.,
a Delaware corporation

By: /s/ Tido Pesenti
Name: Tido Pesenti
Title: Global Head of Real Estate & Finance Operations
Date: 9/28/2021

EXHIBIT A

DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38
Before you, as the Tenant, enter into a lease with us, the Landlord, for the certain property located at 888 Brannan Street, San Francisco, California (the "Property"); please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:
T-C 888 Brannan Owner LLC,
a Delaware limited liability company

By: /s/ Mark Meehan
Name: Mark Meehan
Title: Authorized Signatory
Date: 09/28/2021

TENANT:
AIRBNB, INC.,
a Delaware corporation

By: /s/ Tido Pesenti
Name: Tido Pesenti
Title: Global Head of Real Estate & Finance Operations
Date: 9/28/2021

EXHIBIT B

SAN FRANCISCO SMALL BUSINESS COMMISSION'S ACCESS INFORMATION NOTICE

[ATTACHED]

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses
Have you received an ADA notice?

no → **No Notice** → **Pre-Assessment by Office of Small Business (OSB) & SF SHINES**
- low amount of barriers
- medium amount of barriers
- high amount of barriers

yes → **Notice**
1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.

Attorney
Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.

CASp Action (see below)
- consult
- inspection report
- "readily achievable" solutions

Remediation/Resolution
Low, medium, high barriers scope of work by AND or an alternative architecture firm.

Certified Access Specialist (CASp)

Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to amicus curiae brief filed in the Ninth Circuit of Appeal, *Jerry Doran v. Del Taco, Inc.* Fighting a lawsuit including paying a settlement may cost around $30,000, according to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.
www.sfbar.org/lawyerreferrals/index.aspx

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-bbriefs

ADA Guide for Small Businesses
www.ada.gov/publicat.htm#Anchor-ADA-35326

DOJ toll-free ADA information line
800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Presidio
Marina
Seacliff
Richmond
Golden Gate Park
Sunset
Inner Sunset
Haight Ashbury
Castro
Twin Peaks
Noe Valley
Forest Hill
Diamond Heights
Glen Park
Mission District
South of Market
Potrero Hill
Bernal Heights
Bayview
Hunters Point
Parkside
Sunnyside
Balboa Terrace
Lake Merced
Ingleside
Oceanview
Excelsior
Portola
Visitacion Valley
Crocker Amazon
Cow Hollow
Pacific Heights
North Beach

San Francisco

AsianNeighborhoodDesign
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place San Francisco, CA 94102
415-554-6969, www.oewd.org

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such as business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

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LOW BARRIERS

obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28" - 34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

A.
42"
service counter is too high for customers in wheelchair
B.
objects placed in required path of travel
20"
C.
main entrance
object placed in required door clearance space
D.
door knob is not operable without pinching or grasping

MEDIUM BARRIERS

obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

A.
step at main entrance
B.
sink has a built-in base that does not provide required knee clearance
C.
undersized hallway/ path of travel
30"
D.
fixed seating at raised counter

HIGH BARRIERS

obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Businesses must be accessible for occupants in wheelchairs, see note A.

A.
multiple steps at main entrance
B.
step in dining space
object in path of travel
C.
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
24"
D.
ramp exceeds maximum allowable slope

ADA COMPLIANCE

barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and food pick-up are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" - 34" above the floor.

D. Compliant Restroom
The accessible restroom has the required fixtures, dimensions and clearances/

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"

The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up to code" until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an on-going obligation to bring your business into compliance.

I am exempt since my building has historic designation

Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the permitting process. Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run.

Settling the lawsuit will relieve me of my responsibilities

Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)

The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.

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